Exhibit 10.2

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT is made and entered into as of June 1, 2018 (this “Agreement”), by and among:

(i) Skyline Champion Corporation (f/k/a Skyline Corporation), an Indiana corporation (“Company”) and

(ii) Champion Enterprises Holdings, LLC, a Delaware limited liability company (“Contributor”)

Company and Contributor are each a “Party” and referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, Company and Contributor have entered into that certain Share Contribution & Exchange Agreement dated as of the date hereof (the “Contribution & Exchange Agreement”), pursuant to which Contributor has agreed to contribute all of the issued and outstanding shares of (i) capital stock of CHB International B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and (ii) capital stock of Champion Home Builders, Inc., a Delaware corporation, to Company, and in exchange, Company has agreed to issue the Exchange Shares (such transaction, the “Exchange”); and

WHEREAS, in connection with the Exchange, Contributor is interested in obtaining, and the Company is interested in providing to Contributor, certain services from Company during a transition period commencing on the Closing Date (as defined in the Contribution & Exchange Agreement).

AGREEMENT:

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not defined in this Agreement shall have the meanings assigned to them in the Contribution & Exchange Agreement. Any capitalized terms used in any Schedule or Annex but not otherwise defined therein, shall have the meaning as defined in this Agreement.

ARTICLE II

AGREEMENT TO PROVIDE AND ACCEPT SERVICES

2.1. Provision of Services. On the terms and subject to the conditions of this Agreement, Company shall provide, or shall cause its subsidiaries or third parties designated by it and pre-approved by Contributor in writing (such designated subsidiaries and third parties, together with Company, collectively the “Service Providers”) to provide, to Contributor the services set forth on Annex A and such other services reasonably requested by Contributor in connection with the management and dissolution of Contributor (collectively, the “Services”). Each of the Services shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein. Company shall in all cases retain responsibility for the Services to be performed by any Service Provider or other third-party subcontractors or any of Company’s affiliates.

2.2. Access. Contributor shall (a) make available on a timely basis to the Service Providers all information and materials reasonably requested by any of the Service Providers to enable it to provide the Services and (b) provide the Service Provider with reasonable access to its premises for the purpose of providing the Services. Company shall make available on a timely basis to Contributor and its representatives and advisors, as applicable, all information and materials reasonably requested by Contributor in connection with the Services.

ARTICLE III

SERVICES; PAYMENT; INDEPENDENT CONTRACTORS

3.1. Services To Be Provided. Unless otherwise agreed by the Parties, Company shall perform, or cause the other Service Providers to perform, the Services both (i) in a manner that is substantially similar in all material respects to the manner in which such Services were performed for the Contributor prior to the Exchange and in (ii) in a professional and workmanlike manner and with at least the same degree of care, skill, prudence, quality and efficiency as provided in connection with similar services performed by Company for operation of its own business. Company and all Service Providers will perform the Services in compliance with all applicable laws and regulations. Each Service Provider shall act under this Agreement solely as an independent contractor and not as an agent of Contributor.

3.2. Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICES TO BE PERFORMED UNDER THIS AGREEMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

ARTICLE IV

TERM OF SERVICES

The provision of Services shall commence on the Closing Date and shall terminate upon delivery of written notice of termination by Contributor to the Company.

ARTICLE V

FORCE MAJEURE

Company shall not be liable for any interruption of Service or delay or failure to perform under this Agreement if such interruption, delay or failure results from causes beyond its reasonable control, including acts of any government, riot, insurrection or other hostilities, embargo, fire, flood, lightning, earthquake, storm, hurricane, tornado, explosion, acts of God or wrecks. In any such event, Company’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. Company will promptly notify Contributor, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, Company will promptly resume, or cause such other relevant Service Provider to resume, its performance.

ARTICLE VI

LIABILITIES

6.1. Consequential and Other Damages. No Service Provider shall be liable, whether in contract, tort (including negligence and strict liability) or otherwise, for any special, indirect, incidental or consequential damages whatsoever which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by it hereunder or the provision of, or failure to provide, any Service hereunder, including with respect to loss of profits, business interruptions or claims of customers.

6.2. Limitation of Liability. In any event, the liability of any Service Provider with respect to this Agreement or any act or failure to act in connection herewith (including, but not limited to, the performance or breach hereof), or from the sale, delivery, provision or use of any Service provided under or covered by this Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, shall not exceed the fees previously paid to such Service Provider by Contributor in respect of the Service from which such purported liability flows.

6.3. Obligation To Reperform. In the event of any breach of this Agreement by any Service Provider with respect to any error or defect in the provision of any Service, Company shall, or shall cause such other Service Provider to, correct in all material respects such error or defect or reperform in all material respects such Service at the request of Contributor and at the expense of Company.

ARTICLE VII

TERMINATION

7.1. Effectiveness; Termination. This Agreement shall become effective upon the occurrence of the Closing. Notwithstanding anything herein to the contrary, this Agreement shall terminate, and the obligation of Company to provide or cause to be provided any Service shall cease, on the earliest to occur of (i) the last date indicated for the termination of any Service, (ii) the date on which the provision of all Services has terminated or been canceled pursuant to Article IV, (iii) the eighth (8th) anniversary of the Closing Date and (iv) the eighth (8th) anniversary of the effective time of the dissolution of the Contributor.

7.2. Breach of Agreement. Subject to Article VI, if either Party shall cause or suffer to exist any material breach of any of its material obligations under this Agreement, and that Party does not cure such default in all material respects within 30 days after receiving written notice thereof from the nonbreaching Party, the nonbreaching Party may terminate this Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination.

7.3. Effect of Termination. Section 8.8, this Section 7.3 and Article VI shall survive any termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1. Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and will be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email with confirmed receipt before 5:00 p.m. (recipient’s time) on the date sent, on such Business Day; (c) if sent by email on a day other than a Business Day, or if sent by email with confirmed receipt at any time after 5:00 p.m. (recipient’s time) on the date sent, on the date on which receipt is confirmed, if a Business Day, and otherwise on the first Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or email address set forth beneath the name of such Party below (or to such other address or email address as such Party shall have specified in a written notice given to the other Parties hereto):

(a)	If to Contributor:

Champion Enterprises Holdings, LLC

775 West Big Beaver Road, Suite 1000

Troy, MI 48084

Attn: Keith Anderson; Roger Scholten

Email: kanderson@championhomes.com;

rscholten@championhomes.com

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, MA 02199

Attn.:     Zachary Blume

Email: zachary.blume@ropesgray.com

Fax:      (617) 235-9705

(b)	If to Company:

Skyline Champion Corporation

P.O. Box 743

2520 By-Pass Road

Elkhart, IN 46515

Attn: John C. Firth

Email: JCFirth@qdi.com

With a copy (which shall not constitute notice) to:

Barnes & Thornburg LLP

11 S. Meridian Street

Indianapolis, IN 46204

Attn:    David P. Hooper

Email: david.hooper@btlaw.com

Fax:        (317) 231-7433

8.2. Amendment. This Agreement may not be amended except by an instrument in writing signed by each Party.

8.3. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

8.4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the Parties, with respect to the subject matter hereof.

8.5. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (if any) of the foregoing. Neither Company nor Contributor may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided that Company may delegate performance of all or any part of its obligations under this Agreement, and assign the rights relating thereto, to (i) any subsidiary of Company or (ii) third parties to the extent such third parties are routinely used to provide such Services to other subsidiaries, divisions or business units of Company; and provided, further that, in each case, no such delegation shall in any way affect Company’s rights (including the provisions of Article VI) and obligations under this Agreement.

8.6. Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each Party and their subsidiaries and nothing in this Agreement, expressed or implied, is intended to or will confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.1.

8.7. Waivers. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Any Party may, with respect to the other Party, (a) extend the time for the performance of any of the obligations or other acts, and (b) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the Party or Parties to be bound.

8.8. Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement will be governed by, and construed in accordance with, the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) The Parties agree that any legal proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement shall be brought in the Federal District Court for the Southern District of Indiana located in Indianapolis, Indiana and any appellate court therefrom. Each Party agrees, and Company shall cause each other Services Provider to agree, (i) to irrevocably submit to the exclusive jurisdiction of such court in respect of any legal or equitable legal proceeding arising out of or relating to this Agreement or relating to enforcement of any of the terms of this Agreement, and (ii) to waive, and not to assert, as a defense in any such legal proceeding, any claim that (a) it is not subject personally to the jurisdiction of such court, (b) the legal proceeding is brought in an inconvenient forum, (c) the venue of the legal proceeding is improper or (d) this Agreement may not be enforced in or by such courts. Each Party agrees, and Company shall cause each other Services Provider to agree, that notice or the service of process in any legal proceeding arising out of or relating to this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 8.1 or in any other manner permitted by applicable legal requirements.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

8.9. Confidentiality; Title to Data.

(a) Each Party agrees that any confidential information of the other Party received in the course of performance under this Agreement that is directly relevant to the Services shall be kept strictly confidential by the Parties, except that Company may, for the purpose of providing Services pursuant to this Agreement, disclose such information to any of its subsidiaries or to third party Service Providers to the extent reasonably necessary to provide Services; provided that any such third party shall have agreed to be bound by this Section 8.9; and either Party may disclose such information to the extent reasonably necessary in connection with the enforcement of this Agreement. Upon the termination of this Agreement, each Party and its subsidiaries shall return, and Company shall cause all other Service Providers to return, to the other Party all of such other Party’s and its subsidiaries’ confidential information to the extent that such information has not been previously returned. The obligations under this Section 8.9 shall not apply to (i) information of the disclosing Party or its subsidiaries that was known to the receiving Party, without restrictions on disclosure or use, prior to its coming within the knowledge of such receiving Party in the course of performance of this Agreement, (ii) information of the disclosing Party that is, or through no fault of the receiving Party becomes, publicly available and (iii) information which lawfully becomes available, without restriction on disclosure or use, from a third party.

(b) Contributor acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor which are owned by any Service Provider, by reason of the provision of the Services provided hereunder.

8.10. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” The term “or” shall not be exclusive. The term “will” shall be construed to have the same meaning as the term “shall”. The phrase “to the extent” shall mean the extent or degree to which a subject or thing extends, and shall not simply be construed to mean the word “if”. Except as otherwise indicated, all references in this Agreement to “Sections” and “Annexes” are intended to refer to Sections of this Agreement and Annexes to this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Services Agreement shall refer to this Services Agreement as a whole and not to any particular provision of this Services Agreement.

(b) The headings contained in this Agreement or in any Schedule or Annex hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of any Schedule or Annex shall, unless the context otherwise manifestly requires, be deemed set forth for all purposes of the Schedules and Annexes. All Schedules and Annexes annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to an Article, Section, Schedule or Annex, such reference shall be to an Article or Section of, or a Schedule or Annex to, this Services Agreement unless otherwise indicated.

8.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts and by facsimile or electronic (i.e., PDF) transmission, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

[Signature Pages Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

CHAMPION ENTERPRISES HOLDINGS, LLC

By:	/s/ Roger K. Scholten
Name: Roger K. Scholten Title: Senior Vice President, General Counsel and Secretary

SKYLINE CHAMPION CORPORATION

By:	/s/ Richard W. Florea
Name: Richard W. Florea Title: President and CEO

Annex A

Services

1.	Accounting and financial reporting

2.	Tax reporting and preparation of returns

3.	IT support for the above functions

4.	Cash and capital management

5.	Unit holder relations (communication and distribution of new shares)

6.	Liquidation procedures

7.	Maintenance of Corporate Records